Exhibit 99.1

Harpoon Therapeutics Announces Pricing of Public Offering of Common Stock

South San Francisco, Calif., January 6, 2021 – Harpoon Therapeutics, Inc. (Nasdaq: HARP), announced today the pricing of an underwritten public offering of 5,882,352 shares of its common stock at a price to the public of $17.00 per share. Harpoon Therapeutics expects that the gross proceeds from the sale of the shares will be approximately $100.0 million, before deducting underwriting discounts and commissions and offering expenses payable by Harpoon Therapeutics. In addition, Harpoon Therapeutics has granted the underwriters in the offering a 30-day option to purchase up to 882,352 additional shares of common stock at the public offering price. The offering is expected to close on January 11, 2021, subject to customary closing conditions.

Harpoon Therapeutics plans to use the net proceeds of the offering, together with other available funds, to fund the continued clinical development of HPN424 in metastatic castration-resistant prostate cancer, HPN536 in ovarian cancer and other solid tumors, HPN217 in multiple myeloma, and HPN328 for the treatment of small cell lung cancer and other neuroendocrine tumors expressing Delta-like canonical Notch ligand 3; to advance the development of other pipeline candidates, including HPN601; and for working capital and general corporate purposes.

SVB Leerink and Piper Sandler are acting as joint bookrunning managers for the offering. Baird and Truist Securities are acting as co-lead managers for the offering. Roth Capital Partners is acting as co-manager for the offering.

The shares of common stock are being offered pursuant to a “shelf” registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC). Harpoon Therapeutics has filed a preliminary prospectus supplement and the accompanying prospectus related to the offering with the SEC, which are available on the SEC’s website, located at www.sec.gov. Copies of the final prospectus supplement relating to this offering, when available, and the accompanying prospectus may be obtained from: SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6132 or by email at syndicate@svbleerink.com or Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at (800) 747-3924 or by email at prospectus@psc.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of a prospectus supplement and accompanying prospectus, which are a part of the effective registration statement.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements contained in this press release include statements relating to Harpoon Therapeutics’ expectations regarding the completion of the public offering, the gross proceeds of the offering and Harpoon Therapeutics’ planned use of the proceeds from the public offering. These forward-looking statements are based on Harpoon Therapeutics’ expectations and assumptions as of the date of this press release. Actual results may differ materially from these forward-looking statements. Each of these forward-looking statements involves risks and uncertainties. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering. There can be no assurance that Harpoon Therapeutics will be able to complete the offering on the anticipated terms, or at all. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Harpoon Therapeutics’ filings with the SEC, including under the heading “Risk Factors” contained therein, as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the offering. Except as required by law, Harpoon Therapeutics assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts:

Harpoon Therapeutics, Inc.

Georgia Erbez

Chief Financial Officer

650-443-7400

media@harpoontx.com

Westwicke ICR

Robert H. Uhl

Managing Director

858-356-5932

robert.uhl@westwicke.com